EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOLINTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1)     Registration Statement (Form F-3/A No. 333-209963) of Orion Engineered Carbons S.A., and
(2)     Registration Statement (Form S-8 No. 333-197879) pertaining to the 2014 Omnibus Incentive Compensation Plan and the 2014 Non-Employee Director Plan of Orion Engineered Carbons S.A;
of our reports dated February 22, 2018, with respect to the consolidated financial statements of Orion Engineered Carbons S.A. and the effectiveness of internal control over financial reporting of Orion Engineered Carbons S.A. included in this Annual Report (Form 20-F) of Orion Engineered Carbons S.A. for the year ended December 31, 2017.

/s/ Tobias Schlebusch	/s/ Titus Zwirner
Tobias Schlebusch Wirtschaftsprüfer (German Public Auditor)	Titus Zwirner Wirtschaftsprüfer (German Public Auditor)

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft Cologne, Germany February 22, 2018